Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-251943, 333-263428, 333-270387, and 333-270389) on Form S-8 of our report dated March 14, 2024, with respect to the consolidated financial statements of Cullinan Oncology, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 14, 2024